POWER OF ATTORNEY

	Known all by these presents, that the undersigned hereby constitutes and appoints each of Janet L. Tarkoff and Raymond
Jackson signing singly, the undersigned's true and lawful attorney-in-fact to:

	(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of JMP Group Inc.
(the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

	(2) do and perform any and all acts for and on behalf of the undersignedwhich may be necessary or desirable to complete and execute any such Form 3, 4 or5, including any electronic filing thereof, complete and execute any amendment oramendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

	(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to each such attorney-in-fact full power andauthority to do and perform any and every act and thing whatsoever requisite, necessaryor proper to be done in the exercise of any of the rights and powers herein granted, asfully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirmingall that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes,shall lawfully do or cause to be done by virtue of this power of attorney and the rightsand powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact,in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder.

	This Power of Attorney shall remain in full force and effect until theundersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

[REMAINDER OF PAGE INENTIONALLY LEFT BLANK]


	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of December 8, 2010.



By:/s/ David M. DiPietro
David M. DiPeitro





State of California 		)
				) ss.
County of San Francisco		)

On December 8, 2010, before me, Rebecca N. Baldwin, notary public, personallyappeared David DiPietro, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the with instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signatureon the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California thatthe foregoeing paragraph is true and correct.


/s/: Rebecca N, Baldwin
Signature of Notary Public
Date of Commission Expires: Aug. 19, 2011



 the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California thatthe foregoeing paragraph is true and correct.